Exhibit 99.1

STRYKER REPORTS SECOND QUARTER 2018 OPERATING RESULTS

•	Reported net sales increased 10.3% to $3.3 billion

•	Organic net sales increased 7.9%

•	Reported operating income margin of 20.2%

•	Adjusted operating income margin(1) expanded 70 bps (50 bps excluding ASC 606(2)) to 25.7%

•	Reported EPS increased 15.5% to $1.19

•	Adjusted EPS(3) increased 15.0% to $1.76, exceeding high end of guidance range
Kalamazoo, Michigan - July 24, 2018 - Stryker Corporation (NYSE:SYK) reported operating results for the second quarter of 2018:
Second Quarter Highlights

	2018 Net Sales Growth Overview
	Reported	Excluding ASC 606 Adoption(2)	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	7.6%	8.0%	1.4%	6.6%	—	6.6%
MedSurg	8.9	10.0	0.8	9.2	1.9	7.3
Neurotechnology and Spine	19.4	20.1	1.6	18.5	6.1	12.4
Total	10.3%	11.0%	1.1%	9.9%	2.0%	7.9%
"We continue to execute on our strategy and delivered another strong quarter of organic sales growth, adjusted operating margin expansion and adjusted net earnings per diluted share," said Kevin A. Lobo, Chairman and Chief Executive Officer. "Our diversified and decentralized business unit model combined with strong talent and culture continue to serve us well. We have raised our guidance to reflect the strong results and positive outlook for the remainder of the year."

Sales Analysis (percentages exclude ASC 606(2) adoption impact)
Consolidated net sales of $3.3 billion increased 11.0% in the quarter and 9.9% in constant currency. Organic net sales increased 7.9% in the quarter including 9.0% from increased unit volume partially offset by 1.1% from lower prices.
Orthopaedics net sales of $1.2 billion increased 8.0% in the quarter and 6.6% in constant currency. Organic net sales increased 6.6% in the quarter including 8.9% from increased unit volume partially offset by 2.3% from lower prices.
MedSurg net sales of $1.5 billion increased 10.0% in the quarter and 9.2% in constant currency. Organic net sales increased 7.3% in the quarter including 7.6% from increased unit volume partially offset by 0.3% from lower prices.
Neurotechnology and Spine net sales of $0.6 billion increased 20.1% in the quarter and 18.5% in constant currency. Organic net sales increased 12.4% in the quarter including 13.3% from increased unit volume partially offset by 0.9% from lower prices.
Earnings Analysis
Reported net earnings of $452 million increased 15.6% in the quarter. Reported net earnings per diluted share of $1.19 increased 15.5% in the quarter. Reported net earnings include certain items, including charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, compliance with European Medical Devices Regulation, Rejuvenate and other recall-related matters, regulatory and legal matters and tax matters. The effect of each of these matters on reported net earnings and net earnings per diluted share appear in the reconciliation of GAAP to non-GAAP financial measures. Excluding the aforementioned items increases gross profit margin from 65.9% to 66.1% in the quarter and increases operating income margin from 20.2% to 25.7%(1), including a 20 basis point favorable impact related to the adoption of the new revenue recognition standard(2). Excluding the impact of the items described above, adjusted net earnings(4) of $670 million increased 15.3% in the quarter. Adjusted net earnings per diluted share(3) of $1.76 increased 15.0% in the quarter.
2018 Outlook
Based on our year-to-date performance we now expect 2018 organic net sales growth, which excludes the impact related to adoption of the new revenue recognition standard(2), to be in the range of 7.0% to 7.5% and expect adjusted net earnings per diluted share(5) to be in the range of $7.22 to $7.27. In 2018 our calculation of organic net sales growth excludes the impact of adopting ASC 606(2), which includes primarily the reclassification of costs previously reported within selling expenses to a reduction of sales, which for 2017 was approximately $112 million ($28 million per quarter). For the third quarter we expect adjusted net earnings per diluted share(5) to be in the range of $1.65 to $1.70. If foreign currency exchange rates hold near current levels, we expect net sales in the third quarter will be negatively impacted by approximately 0.9% and full year will be positively impacted by approximately 0.5% and net earnings per diluted share will be neutral in the third quarter and positively impacted by $0.05 in the full year.
(1) A reconciliation of operating income to adjusted operating income, a non-GAAP financial measure, and other important information accompanies this press release.
(2) Consistent with previous press releases and financial disclosures, we adopted Accounting Standards Update 2014-09, Revenue From Contracts with Customers, as well as related amendments (ASC 606), issued by the Financial Accounting Standards Board on a modified retrospective basis, effective January 1, 2018. The impact of the adoption of ASC 606 related primarily to the reclassification of certain costs previously presented as selling, general and administrative expenses to net sales.
(3) A reconciliation of reported net earnings per diluted share to adjusted net earnings per diluted share, a non-GAAP financial measure, and other important information accompanies this press release.
(4) A reconciliation of reported net earnings to adjusted net earnings, a non-GAAP financial measure, and other important information accompanies this press release.
(5) A reconciliation of expected net earnings per diluted share to expected adjusted net earnings per diluted share for the third quarter and full year and other important information accompanies this press release.
Conference Call on Tuesday, July 24, 2018
As previously announced, Stryker will host a conference call on Tuesday, July 24, 2018 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2018 and provide an operational update.
To participate in the conference call dial (844) 826-0610 (domestic) or (973) 453-3249 (international) and be prepared to provide conference ID number 7449506 to the operator.
A simultaneous webcast of the call will be accessible via the Company's website at www.stryker.com. The webcast will be archived on the Investors page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, July 24, 2018, until 11:59 p.m., Eastern Time, on Tuesday, July 31, 2018. To hear this recording, you may dial (855) 859-2056 (domestic) or (404) 537-3406 (international) and enter conference ID number 7449506.
Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to the Rejuvenate and ABG II matter; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; changes in financial markets; changes in the competitive environment; our ability to integrate acquisitions; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.
For investor inquiries please contact:
Katherine A. Owen, Stryker Corporation, 269-385-2600 or katherine.owen@stryker.com
For media inquiries please contact:
Yin Becker, Stryker Corporation, 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS
	Three Months			Six Months
	2018	2017	% Change	2018	2017	% Change
Net sales	$3,322	$3,012	10.3%	$6,563	$5,967	10.0%
Cost of sales	1,132	1,021	10.9	2,236	2,012	11.1%
Gross profit	$2,190	$1,991	10.0%	$4,327	$3,955	9.4%
% of sales	65.9%	66.1%		65.9%	66.3%
Research, development and engineering expenses	216	192	12.5	420	384	9.4%
Selling, general and administrative expenses	1,190	1,130	5.3	2,426	2,232	8.7%
Recall charges	2	72	(97.2)	6	98	(93.9)%
Amortization of intangible assets	110	95	15.8	212	183	15.8%
Total operating expenses	$1,518	$1,489	1.9%	$3,064	$2,897	5.8%
Operating income	$672	$502	33.9%	$1,263	$1,058	19.4%
% of sales	20.2%	16.7%		19.2%	17.7%
Other income (expense), net	(49)	(58)	(15.5)	(98)	(115)	(14.8)%
Earnings before income taxes	$623	$444	40.3%	$1,165	$943	23.5%
Income taxes	171	53	222.6	270	108	150.0%
Net earnings	$452	$391	15.6%	$895	$835	7.2%
Net earnings per share of common stock:
Basic net earnings per share of common stock	$1.21	$1.04	16.3%	$2.39	$2.23	7.2%
Diluted net earnings per share of common stock	$1.19	$1.03	15.5%	$2.35	$2.20	6.8%
Weighted-average shares outstanding:
Basic	373.9	373.9		373.9	373.7
Diluted	380.1	379.8		380.4	379.6

CONDENSED BALANCE SHEETS
	June 30	December 31
	2018	2017
Assets
Cash and cash equivalents	$1,641	$2,542
Marketable securities	279	251
Accounts receivable, net	2,089	2,198
Inventories	2,740	2,465
Prepaid expenses and other current assets	664	537
Total current assets	$7,413	$7,993
Property, plant and equipment, net	2,101	1,975
Goodwill and other intangibles, net	11,203	10,645
Other noncurrent assets	853	1,584
Total assets	$21,570	$22,197
Liabilities and shareholders' equity
Current liabilities	$4,046	$3,485
Long-term debt, excluding current maturities	5,925	6,590
Income taxes	1,262	1,261
Other noncurrent liabilities	877	881
Shareholders' equity	9,460	9,980
Total liabilities & shareholders' equity	$21,570	$22,197

CONDENSED STATEMENTS OF CASH FLOWS
	Six Months
	2018	2017
Operating activities
Net earnings	$895	$835
Depreciation	150	127
Amortization of intangible assets	212	183
Changes in operating assets and liabilities and other, net	(311)	(344)
Net cash provided by operating activities	$946	$801
Investing activities
Acquisitions, net of cash acquired	$(767)	$(38)
Change in marketable securities, net	(28)	(30)
Purchases of property, plant and equipment	(278)	(270)
Net cash used in investing activities	$(1,073)	$(338)
Financing activities
(Payments) borrowings of debt, net	$(12)	$443
Dividends paid	(352)	(318)
Repurchases of common stock	(300)	(230)
Other financing, net	(108)	(72)
Net cash used in financing activities	$(772)	$(177)
Effect of exchange rate changes on cash and cash equivalents	(2)	47
Change in cash and cash equivalents	$(901)	$333

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

CONDENSED SALES ANALYSIS
	Three Months					Six Months
			Percentage Change	Percentage Change Ex-ASC 606(2)				Percentage Change	Percentage Change Ex-ASC 606(2)
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency
Geographic:
United States	$2,385	$2,200	8.4%	9.3%	9.3%	$4,699	$4,364	7.7%	8.8%	8.8%
International	937	812	15.4	15.7	11.3	1,864	1,603	16.3	16.6	9.6
Total	$3,322	$3,012	10.3%	11.0%	9.9%	$6,563	$5,967	10.0%	10.9%	9.0%
Segment:
Orthopaedics	$1,228	$1,141	7.6%	8.0%	6.6%	$2,444	$2,276	7.4%	7.8%	5.6%
MedSurg	1,455	1,336	8.9	10.0	9.2	2,882	2,641	9.1	10.5	9.2
Neurotechnology and Spine	639	535	19.4	20.1	18.5	1,237	1,050	17.8	18.4	16.0
Total	$3,322	$3,012	10.3%	11.0%	9.9%	$6,563	$5,967	10.0%	10.9%	9.0%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$422	$389	8.5%	9.0%	7.8%	8.2%	11.0%	6.7%
Hips	336	322	4.3	4.7	3.3	2.5	8.5	4.7
Trauma and Extremities	387	351	10.3	11.1	9.1	6.8	19.1	13.2
Other	83	79	5.1	3.3	2.8	1.9	9.7	6.7
	$1,228	$1,141	7.6%	8.0%	6.6%	5.8%	12.9%	8.3%
MedSurg:
Instruments	$438	$392	11.7%	13.6%	12.6%	14.0%	12.5%	8.4%
Endoscopy	448	406	10.3	9.8	9.0	10.5	7.3	3.9
Medical	505	474	6.5	8.3	7.5	5.3	19.3	15.4
Sustainability	64	64	—	2.0	2.0	1.9	32.9	27.2
	$1,455	$1,336	8.9%	10.0%	9.2%	9.1%	13.3%	9.5%
Neurotechnology and Spine:
Neurotechnology	$437	$352	24.1%	25.1%	23.1%	26.9%	22.0%	16.9%
Spine	202	183	10.4	10.5	9.5	2.6	37.1	31.7
	$639	$535	19.4%	20.1%	18.5%	17.5%	25.7%	20.5%
Total	$3,322	$3,012	10.3%	11.0%	9.9%	9.3%	15.7%	11.3%

	Six Months
					Percentage Change Ex-ASC 606(2)
			Percentage Change				International
	2018	2017	As Reported	Ex-ASC 606(2)	Constant Currency	United States	Ex-ASC 606(2)	Constant Currency
Orthopaedics:
Knees	$841	$780	7.8%	8.2%	6.4%	6.8%	11.8%	5.2%
Hips	667	642	3.9	4.2	2.0	1.7	8.6	2.6
Trauma and Extremities	776	703	10.4	11.3	8.4	7.9	17.5	9.2
Other	160	151	6.0	5.6	4.6	6.5	1.5	(3.2)
	$2,444	$2,276	7.4%	7.8%	5.6%	5.8%	12.3%	5.4%
MedSurg:
Instruments	$850	$786	8.1%	9.9%	8.4%	9.3%	11.9%	5.3%
Endoscopy	892	779	14.5	15.0	13.6	15.7	12.5	6.6
Medical	1,016	949	7.1	8.7	7.3	5.0	21.9	15.1
Sustainability	124	127	(2.4)	0.2	0.2	0.1	21.3	16.1
	$2,882	$2,641	9.1%	10.5%	9.2%	9.1%	15.9%	9.4%
Neurotechnology and Spine:
Neurotechnology	$847	$683	24.0%	24.9%	22.0%	23.5%	27.3%	19.5%
Spine	390	367	6.3	6.5	4.9	0.4	26.9	19.2
	$1,237	$1,050	17.8%	18.4%	16.0%	14.4%	27.2%	19.4%
Total	$6,563	$5,967	10.0%	10.9%	9.0%	8.8%	16.6%	9.6%

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth excluding the impact of the adoption of ASC 606; percentage sales growth in constant currency; percentage sales growth in constant currency and excluding the impact of the adoption of ASC 606; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted operating income; adjusted effective income tax rate; adjusted net earnings; and adjusted net earnings per diluted share (Diluted EPS). We believe that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates, acquisitions and the impact of the adoption of ASC 606, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions and the adoption of ASC 606. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, operating income, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP earnings per share are the same as those used in the calculation of reported earnings per share for the respective period.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,190	$1,190	$110	$672	$452	27.4%	$1.19
Reported percent net sales	65.9%	35.8%	3.3%	20.2%	13.6%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	5	—	—	5	3	0.1	0.01
Other acquisition and integration-related	—	(19)	—	19	15	—	0.04
Amortization of purchased intangible assets	—	—	(110)	110	88	0.6	0.23
Restructuring-related and other charges (b)	—	(22)	—	22	17	0.3	0.05
European Medical Devices Regulation (c)	—	—	—	2	1	—	0.01
Rejuvenate and other recall-related matters (d)	—	—	—	2	2	—	—
Regulatory and legal matters (e)	—	(23)	—	23	18	0.3	0.04
Tax matters (f)	—	—	—	—	74	(11.9)	0.19
Adjusted	$2,195	$1,126	$—	$855	$670	16.8%	$1.76
Adjusted percent net sales	66.1%	33.9%	—%	25.7%	20.2%

Three Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$1,991	$1,130	$95	$502	$391	11.8%	$1.03
Reported percent net sales	66.1%	37.5%	3.2%	16.7%	13.0%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	1	—	—	1	—	0.1	—
Other acquisition and integration-related	—	(8)	—	8	7	—	0.02
Amortization of purchased intangible assets	—	—	(95)	95	63	3.7	0.16
Restructuring-related and other charges (b)	6	(39)	—	45	41	(0.6)	0.11
Rejuvenate and other recall-related matters (d)	—	—	—	72	54	1.3	0.14
Regulatory and legal matters (e)	—	(30)	—	30	25	—	0.07
Adjusted	$1,998	$1,053	$—	$753	$581	16.3%	$1.53
Adjusted percent net sales	66.3%	35.0%	—%	25.0%	19.3%

Six Months 2018	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$4,327	$2,426	$212	$1,263	$895	23.2%	$2.35
Reported percent net sales	65.9%	37.0%	3.2%	19.2%	13.6%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	11	—	—	11	7	0.2	0.02
Other acquisition and integration-related	—	(30)	—	30	24	—	0.06
Amortization of purchased intangible assets	—	—	(212)	212	171	0.5	0.45
Restructuring-related and other charges (b)	5	(80)	—	85	67	0.4	0.18
European Medical Devices Regulation (c)	1	—	—	3	2	—	0.01
Rejuvenate and other recall-related matters (d)	—	—	—	6	5	—	0.01
Regulatory and legal matters (e)	—	(55)	—	55	42	0.4	0.11
Tax matters (f)	—	—	—	—	95	(8.2)	0.25
Adjusted	$4,344	$2,261	$—	$1,665	$1,308	16.5%	$3.44
Adjusted percent net sales	66.2%	34.5%	—%	25.4%	19.9%

Six Months 2017	Gross Profit	Selling, General & Administrative Expenses	Amortization of Intangible Assets	Operating Income	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,955	$2,232	$183	$1,058	$835	11.4%	$2.20
Reported percent net sales	66.3%	37.4%	3.1%	17.7%	14.0%
Acquisition and integration-related charges: (a)
Inventory stepped-up to fair value	—	—	—	—	—	—	—
Other acquisition and integration-related	—	(18)	—	18	14	0.2	0.04
Amortization of purchased intangible assets	—	—	(183)	183	124	3.1	0.32
Restructuring-related and other charges (b)	11	(72)	—	83	68	0.2	0.18
Rejuvenate and other recall-related matters (d)	—	—	—	98	75	0.9	0.20
Regulatory and legal matters (e)	—	(30)	—	30	25	—	0.07
Adjusted	$3,966	$2,112	$—	$1,470	$1,141	15.8%	$3.01
Adjusted percent net sales	66.5%	35.4%	—%	24.6%	19.1%

STRYKER CORPORATION
For the Three Months September 30 and Full Year December 31, 2018
Reconciliation of Expected Net Earnings Per Diluted Share to Expected Adjusted Net Earnings per Diluted Share
	Three Months		Full Year
	Low	High	Low	High
Expected - Reported	$1.22	$1.32	$5.07	$5.22
Acquisition and integration-related charges: (a)	0.05	0.04	0.16	0.15
Amortization of purchased intangible assets	0.24	0.23	1.07	1.04
Restructuring-related and other charges (b)	0.12	0.10	0.51	0.47
European Medical Devices Regulation (c)	0.02	0.01	0.04	0.02
Rejuvenate and other recall-related matters (d)	—	—	0.01	0.01
Regulatory and legal matters (e)	—	—	0.11	0.11
Tax matters (f)	—	—	0.25	0.25
Expected - Adjusted	$1.65	$1.70	$7.22	$7.27

Expected effective tax rate	17.0%	16.0%	17.0%	16.0%
Expected weighted average diluted shares outstanding	380.4		380.5

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with certain restructuring-related activities associated with workforce reductions and other restructuring-related activities.
(c)
Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the European Union's regulation for medical devices.

(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve the Rejuvenate recall and other recall-related matters.
(e)	Charges represent our best estimate of the minimum of the range of probable loss to resolve certain regulatory matters and other legal settlements.
(f)	Charges represent the accounting impact of certain significant and discrete tax items.